Agreement no.: GEE24-004 Certain identified information marked with “[***]” has been omitted from this document because it is both (i) not material and (ii) the type that the registrant treats as private or confidential. SUPPLEMENTARY AGREEMENT No. 1 to the [***] Vehicle Development Service Agreement MAIN DOCUMENT (1) Zhejiang Geely Automobile Engineering Technology Development Co., Ltd. (浙江吉利汽 车工程技术开发有限公司）, Reg. No. 91330201MACRMC3J0P, a limited liability company incorporated under the laws of the People´s Republic of China, with its registered address at: 918 Fourth Binhai Road, Hangzhou Bay New Zone, Ningbo Zhejiang Province, China (the “Seller” or “GRI”); (2) POLESTAR PERFORMANCE AB, (Reg. No. 556653-3096), a limited liability company incorporated under the laws of Sweden whose registered office is at Assar Gabrielssons Väg 9, 405 31, Gothenburg, Sweden (the “Buyer A” or “PPAB”); and (3) Polestar Automotive China Distribution Co., Ltd., Reg. No. 91510112MA6D05KT88, a limited liability company incorporated under the laws of PRC (the “Buyer B” or “PACD”). Buyer A and Buyer B are hereby collectively referred to as the “Buyers”, and individually as a “Buyer”. The Buyers shall be referred to as a “Party” on one hand, and the Seller shall be the other “Party” on the other hand, and collectively as the “Parties”. BACKGROUND A. The Parties have entered into the SERVICE AGREEMENT, [***]Vehicle Development dated December 28, 2021, Contract No [GEE21-012] (as amended from time to time, the “Original Agreement”), under which the Seller is obligated to provide certain development service of [***] Vehicles to PPAB. B. The Buyer now wishes to buy supplementary and additional VP, TT and PP Vehicles (as defined below) from the Seller which are developed under or based on the Original Agreement. The Seller has agreed to, subject to the Purchase Order to sell and supply such VP, TT and PP Vehicles to the Buyer and the Buyer has agreed to buy such VP, TT and PP Vehicles on the terms set out in this Agreement. C. The Seller is fully responsible for this Agreement and the Buyers’ single point of contact in delivery of the VP, TT and PP Vehicles including any preparation activities performed by Zhejiang Geely Automobile Co., Ltd. Ningbo Hangzhou Bay Factory or other entity as agreed between by the Parties.

D. In light of the foregoing, the Parties have agreed to supplement the Original Agreement as follows: 1. DEFINITIONS 1.1 “Affiliate” means (a) For Seller, any other legal entity that, directly or indirectly, is controlled by or is under common control with Zhejiang Geely Holding Group Co., Ltd., however excluding Buyer, and Buyer’s Affiliates; and (b) For Buyer, any legal entity that, directly or indirectly, is controlled by Polestar Automotive Holding UK PLC. “control” for this purpose means the possession, directly or indirectly, by agreement or otherwise, of (i) at least 50% of the voting stock, partnership interest or other ownership interest, or (ii) the power (a) to appoint or remove a majority of the board of directors or other governing body of an entity, or (b) to cause the direction of the management of an entity. “Agreement” means this main document together with all of its Appendices and their schedules as amended from time to time. “General Terms” means the general terms and conditions applicable to the supply and purchase of the VP, TT and PP Vehicles under this Agreement set forth in Appendix 2. “Individual Terms” means this main document of this Agreement. “PP Vehicles” means vehicles built during pilot production phase and the products set forth in Appendix 1, and together with TT Vehicles and VP Vehicles, collectively referred to as “VP, TT and PP Vehicles”. “Prices” means the individual unit price of each VP, TT and PP Vehicle as further set out in Appendix 1. “Project” means the [***] project which includes inter alia development (including licenses), manufacturing, and certain aftermarket services and change management of the vehicles by Geely Auto Group Co. Ltd. and its Affiliates. “Purchase Order” shall have the meaning ascribed to it in the General Terms. “Steering Committee” means the first level of governance forum for handling the co- operation between the Parties regarding [***] project in various matters, under this Agreement which regarding cooperation between the Parties is the so called Geely and Polestar 417 Steering Committee. “Strategic Board” means the highest level governance forum established by the Parties for handling the cooperation between the Parties regarding [***] project in respect of various matters.

“Third Party” means a party other than any of the Parties and/or an Affiliate of one of the Parties to this Agreement. “Trademarks” means trademarks (including part numbers that are trademarks), service marks, logos, trade names, business names, assumed names, trade dress and get-up, and domain names, in each case whether registered or unregistered, including all applications, registrations, renewals and the like, in each case to the extent they constitute rights that are enforceable against third parties. “TT Vehicles” means vehicles built during test trial phase and the products set forth in Appendix 1, and collectively with VP Vehicles and PP Vehicles, referred to as “VP, TT and PP Vehicles”. “VP Vehicles” means vehicles built during verification prototype phase and the products set forth in Appendix 1, and collectively with PP Vehicles and TT Vehicles, referred to as “VP, TT and PP Vehicles”. 2. AGREEMENT 2.1 General 2.1.1 The Individual Terms of this Agreement sets out the specific terms that shall apply to the supply of the VP, TT and PP Vehicles to the Buyer. 2.1.2 In the event there are any contradictions or inconsistencies between the terms of these Individual Terms and its schedules, the Parties agree that they shall prevail in the following order if not specifically stated otherwise in such document or the context or circumstances clearly suggest otherwise: (a) These Individual Terms (b) Appendix 1 – List of VP, PP and TT Vehicles, Price and delivery term (c) Appendix 2 – General Terms 2.2 Scope 2.2.1 The Parties have agreed upon the VP, TT and PP Vehicles as set forth in the Appendix 1 that the Seller shall supply to the Buyer under this Agreement. The Parties may, through mutual written agreement, add or remove VP, TT and PP Vehicles to/from Appendix 1 from time to time as a going concern. Any such additional VP, TT and PP Vehicles shall thereafter be covered by this Agreement and considered as VP, TT and PP Vehicles. 2.3 Seller’s Obligations 2.3.1 Seller shall provide the VP, TT and PP Vehicles complying with the following provisions of this Clause 2.3, and will, through other companies within Geely Group, arrange for the actual manufacturing and quality assurance of the VP, TT and PP Vehicles.

2.3.2 Quality level requirements for each series. VP and TT Vehicles [***] PP Vehicles [***] 2.3.3 Seller shall provide necessary documents that the Seller can provide needed relating to any VP, TT and PP Vehicles being exported including proforma invoice and support with documents with special requirements per Market for example NUFT documentation for Australia. “Markets” shall mean the markets listed in the Appendix 1.09 of Development Service Agreement entered into by Ningbo Geely Automobile Research & Development Co., Ltd and Polestar Performance AB (contract number: GEE21-012) or as otherwise updated and agreed between the Parties. The VP, TT and PP Vehicles supplied by Seller shall only be sold, exported, re-exported, transferred, assigned, and transported in “Markets”. 2.3.4 The Seller shall also provide documents required by mandatory laws in the related Markets to which the VP, TT and PP Vehicles will be exported, including but not limited to dangerous goods, battery certification, product specification. 3. VP, TT AND PP VEHICLE ORDER AND SUPPLY 3.1 Subject to Purchase Orders being placed by Buyer, the Seller agrees to sell and supply to the Buyer, and the Buyer agrees to purchase from the Seller, the VP, TT and PP Vehicles in accordance with the terms of this Agreement and, in particular, the Appendix 1. 4. PRICES AND PAYMENT TERMS 4.1 The Prices and payment terms for the VP, TT and PP Vehicles purchased under this Agreement will be determined on "arm´s length terms" applying the cost-plus method and is set forth in or determined as set forth in Appendix 1. 4.2 Seller will invoice Buyer when the VP, TT and PP Vehicle has been delivered in accordance with Section 2, Appendix 1. Invoices may be generated electronically. However, Buyer may request hard-copy summary invoices that summarises total batches of individual invoices over a specified period, in order to satisfy VAT and customs reporting requirements. 4.3 Payment of all invoiced amounts will be in CNY. The payment shall be made at the latest [***] days after the invoice date. 4.4 All amounts and payments referred to in this Agreement are exclusive of VAT only. VAT is chargeable on all invoiced amounts only when required by local law and shall be borne by the Buyer. For the sake of clarity, no VAT will be charged on the invoices from the Seller related to VP, TT and PP vehicles being exported. Buyer may appoint an Affiliate or Third Party to handle the requisite VAT registration and recovery.

4.5 Payment made later than the due date will automatically be subject to interest for late payments for each day it is not paid and the interest shall be based on [***]. 4.6 If Seller, pursuant to the General Terms, appoints its Affiliates and/or subcontractors to perform its obligations under this Agreement, Seller shall include the costs relating to such work in the invoices to Buyer. 4.7 As a general principle, the Parties agree that transactions between all relevant entities involved shall be conducted on arm’s length terms. 5. INTELLECTUAL PROPERTY RIGHTS 5.1 Ownership of existing Intellectual Property Rights. 5.1.1 Nothing in this Agreement shall be deemed to constitute an assignment of, or license to use, any Trademarks of the other Party. 5.1.2 Notwithstanding anything to the contrary in this Agreement, nothing in this Agreement shall be construed as to give the other Party any rights, including but not limited to any license rights (express or implied), to any intellectual property rights, except as expressly stated herein. 5.2 Use of brand name. 5.2.1 For the avoidance of doubt, this Agreement shall in no way be construed as to give any of the Parties any right whatsoever to use any registered or unregistered trademarks or brand names owned or licensed by another Party or its Affiliates, except in the manner and to the extent set forth in this Agreement or expressly consented to in writing by that other Party. 5.2.2 For the sake of clarity, it is especially noted that this Agreement does not include any right for Geely or its Affiliates to use the “Polestar” brand name, or Trademarks, or refer to “Polestar” in communications or official documents of whatever kind. This means that this Agreement does not include any rights for Geely or its Affiliates to directly or indirectly use the “Polestar” brand name or “Polestar” Trademarks, on or for any products or when marketing, promoting and/or selling such products, or in any other contacts with Third Parties, e.g. in presentations, business cards and correspondence. 5.2.3 Correspondingly, it is especially noted that this Agreement does not include any right for Polestar or its Affiliates to use the “Geely” brand name or Trademarks, or refer to “Geely” in communications or official documents of whatever kind. This means that this Agreement does not include any rights for Polestar or its Affiliates to directly or indirectly use the “Geely” brand name or “Geely” Trademarks, on or for any products or when marketing, promoting and/or selling such products, or in any other contacts with Third Parties, e.g. in presentations, business cards and correspondence. 5.3 Trademarks on VP, TT and PP Vehicles 5.3.1 Notwithstanding the above, the Seller is hereby granted the right to use the Buyer’s Trademarks but solely to apply such Trademark on the VP, TT and PP Vehicles in accordance with the instructions provided by the Buyer.

5.3.2 Any other use of the Buyer’s Trademark, including on the VP, TT and PP Vehicles, is subject to the Parties entering into a trademark license agreement. 6. TERM AND TERMINATION 6.1 Each Party agree that regardless of the actual dates on which both parties sign this Agreement, this Agreement shall become retroactively effective as of April 2023 (the “Effective Date”) and shall remain in force unless terminated in accordance with this Section 6. Both Parties acknowledge and agree that the VP, TT and PP Vehicles shall only be supplied by the Seller to the Buyer during certain corresponding phases of the corresponding models in accordance with the development milestones. 6.2 Either Party shall be entitled to terminate this Agreement with immediate effect in the event: (a) the other Party commits a material breach of the terms of this Agreement (including the Buyer failing to pay the Prices without any legal or contractual ground), which has not been remedied within sixty (60) days from written notice from the other Party to remedy such breach (if capable of being remedied); or (b) if the other Party should become insolvent or enter into negotiations on composition with its creditors or a petition in bankruptcy should be filed by it or it should make an assignment for the benefit of its creditors. 6.3 Buyer shall in addition be entitled to terminate the Agreement for convenience upon sixty (60) days´ written notice to the Seller. 6.4 Should the Buyer terminate this Agreement without any legal or contractual ground, the Buyer shall reimburse the Seller for any actual costs and expenses incurred by the Seller due to the Buyer’s cancellation and which the Seller is unable to mitigate. 6.5 After expiry or termination of this Agreement (except for situations where the Seller has terminated this Agreement due to material breach by the Buyer), the Seller shall continue to supply the VP, TT and PP Vehicles to the Buyer in accordance with the terms of this Agreement, but only to the extent required to fulfil any Purchase Orders and call-offs executed prior to the termination of this Agreement. 6.6 After expiry or termination of this Agreement, the Buyer shall continue to, in accordance with the terms of this Agreement, fulfill its payment obligations of such Purchase Orders and call-offs executed prior to the termination of this Agreement. 7. COMPLIANCE 7.1 Section 21 (Compliance with Laws) under the [***] Manufacturing and Vehicle Supply Agreement (Domestic) entered into among Polestar Automotive China Distribution Co. Ltd., Ningbo Hangzhou Bay Geely Automotive Parts Co., Ltd., Zhejiang Geely Automobile Co., Ltd. Ningbo Hangzhou Bay Factory (agreement no.: GEE23-015) shall be deemed as restated herein and be applicable to this Agreement, mutatis mutandis."

8. GENERAL PROVISIONS 8.1 This Agreement is and should be regarded and interpreted as a supplement agreement to the Original Agreement. The validity of this Agreement is therefore dependent upon the validity of the Original Agreement. The terms and conditions of the Original Agreement, except as expressly amended by this Agreement, shall remain in full force and effect. 8.2 No amendment of this Agreement will be effective unless it is in writing and signed by both Parties. A waiver of any default is not a waiver of any later default and will not affect the validity of this Agreement. 9. NOTICES All notices, demands, requests and other communications to any Party as set forth in, or in any way relating to the subject matter of, this Agreement shall be sent to following addresses and shall otherwise be sent in accordance with the terms in the Terms: (a) To Seller: Zhejiang Geely Automobile Engineering Technology Development Co., Ltd. Attention: [***] Zhejiang Geely Automobile Engineering Technology Development Co., Ltd.918 Fourth Binhai Road, Hangzhou Bay New Zone, Ningbo Zhejiang Province, China Telephone: [***] Email: [***] (b) To Buyer: Polestar Performance AB Polestar Automotive China Distribution Co., Ltd. Attention: [***] Polestar HQ, Assar Gabrielssons Väg 9, 418 78 Göteborg Sweden Email: [***] With a copy to: Polestar Performance AB Attention:Legal Department Assar Gabrielssons väg 9 418 78 Göteborg Sweden Email: [***] ______________________________ [SIGNATURE PAGE FOLLOWS]

This Agreement has been signed in four (4) originals, of which the Seller have received two (2) and PACD and PPAB have received one (1) each. POLESTAR PERFORMANCE AB Polestar Automotive China Distribution Co., Ltd By: //Anna Rudensjö By: // Ellie Wu Printed Name: Anna Rudensjö Printed Name: Ellie Wu Title: General Counsel Title: General Manager Date: August 28, 2024 Date: Sept 19, 2024 By: //Ola Sjölander By: Printed Name: Ola Sjölander Printed Name: Title: Head of Commercial Control Title: Date: August 28, 2024 Date: Zhejiang Geely Automobile Engineering Technology Development Co., Ltd. By: // Yang Guang Printed Name: Yang Guang Title: Legal Signatory Date: December 23, 2024 By: Printed Name: Title: Date:

Agreement no.: GEE24-004 APPENDIX 1 – List of VP, PP and TT Vehicles 1. List and Price of ordered VP, TT and PP Vehicles 1.1. The cost for any preparation activities of the VP, TT and PP Vehicles, and transportation cost (including the port charges, customs clearance, agency fee) according to the specific delivery terms, are included in the list in Section 1 below and will be included in the invoices when invoiced from Seller to the Buyer when applicable. Table 1 -List of VP, TT and PP vehicles to be purchased by PPAB [***]

Agreement no.: GEE24-004 Table 2 -List of VP, TT and PP vehicle to be purchased by PACD [***] 2. Delivery term 2.1 Delivery terms of the VP, TT and PP Vehicles are as further specified in Table 1 and Table 2.

Agreement No.: GEE24-004 APPENDIX 2 - GENERAL TERMS AND CONDITIONS For the supply and purchase of VP, TT and PP Vehicles TABLE OF CONTENTS 1. DEFINITIONS AND INTERPRETATION ............................................................................ 1 2. VP, TT AND PP VEHICLE SUPPLY ..................................................................................... 2 3. PURCHASE ORDERS AND VOLUMES .............................................................................. 2 4. MANUFACTURING ............................................................................................................... 3 5. DELIVERY, LOGISTICS, TITLE AND RISK ...................................................................... 3 6. QUALITY ................................................................................................................................ 3 7. DEFECTS, MISBUILDS AND RIGHT TO REJECT............................................................. 3 8. WARRANTY........................................................................................................................... 4 9. INTELLECTUAL PROPERTY RIGHTS ............................................................................... 4 10. LIMITATION OF LIABILITY ............................................................................................... 4 11. GOVERNANCE AND CHANGES ......................................................................................... 4 12. CONFIDENTIALITY .............................................................................................................. 5 13. MISCELLANEOUS ................................................................................................................ 6 14. GOVERNING LAW ................................................................................................................ 8 15. DISPUTE RESOLUTION ....................................................................................................... 8

Schedule 2 – General Terms and Conditions 1(9) BACKGROUND These general terms and conditions constitute a schedule to the Agreement and are an integral part of the Agreement. 1. DEFINITIONS AND INTERPRETATION 1.1 Definition “Confidential Information” means any and all information regarding the Parties and their respective businesses, whether commercial or technical, in whatever form or media, including but not limited to information relating to Launch Vehicles, intellectual property rights, concepts, technologies, processes, commercial figures, techniques, strategic plans and budgets, investments, customers and sales, designs, graphics, CAD models, CAE data, targets, test plans/reports, technical performance data and engineering sign-off documents and other information of a sensitive nature, that a Party learns from or about the other Party prior to, during or after the execution of the Agreement. “Disclosing Party” means the party disclosing Confidential Information to the Receiving Party. “Facility” means a building, Plant, premise, machine, equipment, fixture, or fitting required to build and store the VP, TT and PP Vehicles. “Force Majeure Event” shall mean as set out in Section 13.1.1. “General Terms” means these general terms and conditions, which are applicable to the supply and purchase of VP, TT and PP Vehicles under the Agreement. “Individual Terms” means the main document of the Agreement, i.e. the contract document named ‘VP, TT and PP Vehicles Supply Agreement’ executed and entered into between the Buyer and the Seller, to which these General Terms are a schedule. “Purchase Order” means a purchase order by the Buyer for the supply by the Seller of a finished (completely built) VP, TT and PP Vehicles, containing (as the transaction, context, circumstance, or case may be) the detailed specifications and commercial data, transmitted electronically by the Buyer to the Seller. “Party/ies” shall have the meaning ascribed to it in the Individual Terms. “Personal Data” means all information that a Party obtains from the other Party as a result of this Agreement (i) relating to an identified or identifiable natural person, including the other Party’s employees and customers, that directly or indirectly can identify that person, or (ii) deemed personal data according to applicable national, federal, state, and international laws and regulations now or hereafter in effect. “Plant” or “Plant Facility” means a specific Facility in which the manufacture or assembly of a VP, TT and PP Vehicles or VP, TT and PP Vehicles takes place. “Receiving Party” means the Party receiving Confidential Information from the Disclosing Party. “Seller’s Plant Quality Standards” means those quality standards that are in place (and as amended in the future) in relation to Seller’s Plant Facilities.

Schedule 2 – General Terms and Conditions 2(9) “Technical Specification” means all the required vehicle specifications as agreed between GRI and Buyer that are necessary to manufacture the VP, TT and PP Vehicles. 1.2 Interpretation Any capitalised term not defined in these General Terms shall have the same meaning ascribed to them in the Individual Terms. 2. VP, TT AND PP VEHICLE SUPPLY 2.1 Subject to Purchase Orders being placed by the Buyer, the Seller agrees to sell and supply to the Buyer, and the Buyer agrees to purchase from the Seller, the VP, TT and PP Vehicles in accordance with the terms of the Agreement including, but not limited to, these General Terms. 2.2 The Parties acknowledge that Seller may use its Affiliates to perform its obligations under this Agreement, provided that Seller informs Buyer thereof. Seller shall however remain responsible for the performance, and any omission to perform or comply with the provisions of this Agreement, by any Affiliate to Seller to the same extent as if such performance or omittance was made by Seller itself. Seller shall also remain Buyer’s sole point of contact unless otherwise agreed. 3. PURCHASE ORDERS AND VOLUMES 3.1 When desiring to purchase any of the VP, TT and PP Vehicles, the Buyer shall issue an Purchase Order and submit it to the Seller. The Purchase Order shall state the ordered VP, TT and PP Vehicles, quantity, price (based on the Prices) and time of delivery. 3.2 The Purchase Order shall be confirmed by the Seller or declined in writing within five (5) Business Days from receipt. If a Purchase Order has not been confirmed or been declined within such time, the Purchase Order shall be considered confirmed by the Seller. The Seller shall not unreasonably withhold confirmation of, or decline, a Purchase Order. No terms and conditions in any Purchase Order or confirmation of a Purchase Order or similar that deviate from the terms and conditions of this Agreement shall be valid or binding unless expressly agreed between the Parties. “Business Days” means any day other than Sunday, Saturday or any public holiday in mainland China. 3.3 The Buyer may cancel a Purchase Order in whole or in part. In this event, the Buyer shall reimburse the Seller for any proven actual costs and expenses incurred by the Seller due to the Buyer’s cancellation and which the Seller is unable to mitigate by delivering the Vehicles, under the relevant order to another buyer or in any other financially acceptable way. The Seller shall produce reasonable documentation on the incurred costs and expenses for which the Seller claims reimbursement. For the sake of clarity, Seller may only sell the VP, TT and PP vehicles to Buyer or Buyer´s Affiliate or Seller and Seller´s Affiliate. 3.4 The Buyer will order and the Seller will supply VP, TT and PP Vehicles in accordance with ordering processes that are in current operation between the Parties, and as amended in the future. Purchase Orders shall be submitted, collected, segmented and scheduled using such systems as the Parties may agree upon from time to time.

Schedule 2 – General Terms and Conditions 3(9) 4. MANUFACTURING 4.1 Assembly 4.1.1 The Seller undertakes to assemble the VP, TT and PP Vehicles in strict conformity with the Technical Specification and/or as otherwise instructed by GRI subject to existing processes. 5. DELIVERY, LOGISTICS, TITLE AND RISK 5.1 The Seller will deliver the VP, TT and PP Vehicles on the dates that the Buyer specifies in the Purchase Orders, or any mutually agreed extended date. If the Buyer does not specify a date for any specific Purchase Order, the Seller shall deliver the VP, TT and PP Vehicles within a commercially reasonable time. 5.2 The VP, TT and PP Vehicles shall, unless otherwise agreed between the Parties in writing, be delivered to the Buyer in according to the delivery term set forth in Appendix 1. 5.3 The Buyer will issue packaging instructions for the VP, TT and PP Vehicles, suitable for the selected transportation method. Should such packaging instruction not be available, the Seller may select packaging method. 5.4 The Seller shall cooperate with the Buyer in the latter’s arrangement of the outbound logistics and transportation of the VP, TT and PP Vehicles from its Facility to market destinations specified by the Buyer (and Buyer Affiliates). 5.5 Title and risk of loss or damage with respect to each VP, TT and PP Vehicle passes to the Buyer when the Seller has delivered the VP, TT and PP Vehicles to the Buyer in accordance the delivery term set forth in Appendix 1, without prejudice to the Buyer's right to reject VP, TT and PP Vehicles under Section 7. 5.6 If the Seller finds that it will not be able to deliver the VP, TT and PP Vehicles at the agreed time or if delay on its part seems likely, the Seller shall immediately notify the Buyer thereof in writing, stating the reasons for the delay and, if possible, the time when delivery can be expected. 6. QUALITY 6.1 When producing the VP, TT and PP Vehicles, the Seller shall use professional and skilled personnel, reasonably experienced for the production. The Seller shall work according to the same standard of care and professionalism that is done in the Seller’s internal business and production. 6.2 The Seller’s quality metrics requirements applicable to its Plant Facilities will apply to all finished VP, TT and PP Vehicles. The Seller shall meet the objective standards of the Seller’s Plant Quality Standards and the Seller will maintain such standards. 6.3 The VP, TT and PP Vehicles shall conform to the Technical Specification. 7. DEFECTS, MISBUILDS AND RIGHT TO REJECT 7.1 Notwithstanding the incoterms selected as set forth as in the Appendix 1,

Schedule 2 – General Terms and Conditions 4(9) (1) the Buyer will inspect and check the VP, TT and PP Vehicles on site at Seller’s premises before they will be shipped to Buyer, and this inspection is a final approval of the VP, TT and PP Vehicles; (2) The VP, TT and PP Vehicles shall be deemed as accepted by the Buyer if the Buyer or Buyer's designated person has signed the acceptance letter provided by the Seller (the "Acceptance"); and (3) The Acceptance shall discharge and release the Seller from any liability to the Buyer in connection with any defects or non-conformity (including any non-conformity of the Clause 8.1) of the VP, TT and PP Vehicles. The Seller may ship the VP, TT and PP Vehicles after the Acceptance. 8. WARRANTY 8.1 The Seller warrants that the VP, TT and PP Vehicles are in conformity with the Technical Specifications and fitness for the particular purposes described in this Agreement. 8.2 Other than the above-mentioned Warranty, Seller expressly disclaims any warranty of VP, TT and PP Vehicles or any parts thereof, express or implied, including any implied warranty of quality, merchantability or fitness for a particular purpose or any liability for losses based on negligence, manufacturer’s strict liability, product liability, after-sales services or otherwise. Additionally, Seller does not provide any warranty in respect of any intellectual property rights (including but not limited to trademarks, patents, copyrights, know-hows) related to the VP, TT and PP Vehicles or any parts thereof and shall not be liable for any loss suffered by Buyer resulting therefrom. 9. INTELLECTUAL PROPERTY RIGHTS Except as expressly stated in this Agreement, nothing in this Agreement shall be construed as an assignment of ownership of, or license to, any intellectual property rights. 10. LIMITATION OF LIABILITY 10.1 Neither Party shall be responsible for any indirect, incidental or consequential damage or any losses of production or profit caused by it under this Agreement. 10.2 Each Party’s aggregate liability for any direct damage arising out of or in connection with this Agreement shall be limited to [***]. 10.3 The limitations of liability set out in this Section 10 shall not apply in respect of damage; (a) [***] 11. GOVERNANCE AND CHANGES 11.1 The Parties shall act in good faith in all matters and shall at all times co-operate in respect of changes to this Agreement as well as issues and/or disputes arising under this Agreement. 11.2 The governance and co-operation between the Parties in respect of this Agreement shall primarily be administered on an operational level. In the event the Parties on an operational level cannot agree upon aspects relating to the co-operation between the Parties, each Party shall be entitled to escalate such issue to the Steering Committee.

Schedule 2 – General Terms and Conditions 5(9) 11.3 If the Steering Committee fails to agree upon a solution of the disagreement the relevant issue should be escalated to the Strategic Board for decision. 12. CONFIDENTIALITY 12.1 The Parties shall take any and all necessary measures to comply with the security and confidentiality procedures of the other Parties. 12.2 All Confidential Information shall only be used for the purposes comprised by the fulfilment of this Agreement. Each Party will keep in confidence any Confidential Information obtained in relation to this Agreement and will not divulge the same to any Third Party, unless the exceptions specifically set forth below in this Section 12.2 below apply or when approved by the other Party in writing, and with the exception of their own officers, employees, consultants or sub-contractors with a need to know as to enable such personnel to perform their duties hereunder, as well as with the exception of such personnel of the Parties and its Affiliates with a need to know as for the Parties to perform their duties hereunder and in relation to the operation of the Plant. 12.3 This provision will not apply to Confidential Information which the Receiving Party can demonstrate: (a) was in the public domain other than by breach of this undertaking, or by another confidentiality undertaking; (b) was already in the possession of the Receiving Party before its receipt from the Disclosing Party; (c) is obtained from a Third Party who is free to divulge the same; (d) is required to be disclosed by mandatory law, court order, lawful government action or applicable stock exchange regulations; or (e) is developed or created by one Party independently of the other, without any part thereof having been developed or created with assistance or information received from the other Party. 12.4 The Receiving Party shall protect the disclosed Confidential Information by using the same degree of care, but no less than a reasonable degree of care, to prevent the dissemination to Third Parties or publication of the Confidential Information, as the Receiving Party uses to protect its own Confidential Information of similar nature. Further, each Party shall ensure that its employees and consultants are bound by a similar duty of confidentiality and that any subcontractors taking part in the fulfilment of that Party’s obligations hereunder, enters into a confidentiality undertaking containing in essence similar provisions as those set forth in this Section 12.2. 12.5 Any tangible materials that disclose or embody Confidential Information should be marked by the Disclosing Party as “Confidential,” “Proprietary” or the substantial equivalent thereof. Confidential Information that is disclosed orally or visually shall be identified by the Disclosing Party as confidential at the time of disclosure, with subsequent confirmation in writing within thirty (30) days after disclosure. However, the lack of marking or subsequent confirmation that the disclosed information shall be regarded as “Confidential”, “Proprietary” or the substantial equivalent thereof does not disqualify the disclosed information from being classified as Confidential Information.

Schedule 2 – General Terms and Conditions 6(9) 12.6 If any Party violates any of its obligations described in this Section 12, the violating Party shall, upon notification from the other Party, (i) immediately cease to proceed such harmful violation and take all actions needed to rectify said behaviour and (ii) financially compensate for the harm suffered as determined by an arbitral tribunal pursuant to Section 15.2 below. All legal remedies (compensatory but not punitive in nature) according to law shall apply. 12.7 This confidentiality provision shall survive the expiration or termination of this Agreement without limitation in time. 13. MISCELLANEOUS 13.1 Force majeure 13.1.1 Neither Party shall be liable for any failure or delay in performing its obligations under the Agreement to the extent that such failure or delay is caused by a Force Majeure Event. A “Force Majeure Event” means any event beyond a Party's reasonable control, which by its nature could not have been foreseen, or, if it could have been foreseen, was unavoidable, for example; strikes, lock-outs or other industrial disputes (whether involving its own workforce or a Third Party's), politically enforced decision regarding pandemic isolation, core raw material shortage, governmental behaviour (e.g restriction on supply of electricity, change of laws, regulations and policies), failure of general energy sources or transport network, restrictions concerning motive force, acts of God, war, terrorism, insurgencies and riots, civil commotion, mobilization or extensive call ups, interference by civil or military authorities, national or international calamity, currency restrictions, requisitions, confiscation, armed conflict, malicious damage, breakdown of plant or machinery, nuclear, chemical or biological contamination, sonic boom, explosions, collapse of building structures, fires, floods, storms, stroke of lightning, earthquakes, loss at sea, epidemics or similar events, natural disasters or extreme adverse weather conditions, or default or delays of the plant’s suppliers or subcontractors if such default or delay has been caused by one of the foregoing Event. 13.1.2 A Party shall not be considered in breach of this Agreement to the extent that such Party’s performance of its obligations under this Agreement is prevented by a Force Majeure Event. 13.1.3 A non-performing Party, which claims there is a Force Majeure Event, and cannot perform its obligations under this Agreement as a consequence thereof, shall promptly inform the other Party in writing and use all commercially reasonable efforts to continue to perform or to mitigate the impact of its non-performance notwithstanding the Force Majeure Event and shall continue the performance of its obligations as soon as the Force Majeure Event ceases to exist. 13.1.4 If the consequences of the Force Majeure Event continue for a period of ninety (90) days without a solution acceptable to both Parties which materially affect or jeopardize the performance and/or fulfilment of any material responsibilities and/or liabilities of one Party according to this Agreement, the other Party shall be entitled to terminate this Agreement without accruing any liability for such termination. 13.2 Notices 13.2.1 All notices, demands, requests and other communications to any Party as set forth in, or in any way relating to the subject matter of, this Agreement must be in legible writing in the English language delivered by personal delivery, facsimile, email transmission or prepaid overnight courier using an internationally recognized courier service and shall be effective upon receipt, which shall be deemed to have occurred:

Schedule 2 – General Terms and Conditions 7(9) (a) in case of personal delivery, at the time and on the date of personal delivery; (b) if sent by facsimile or email transmission, at the time and on the date indicated on a confirmation of successful transmission page relating to such facsimile transmission or at the time and date indicated on a response confirming such successful email transmission; (c) if delivered by courier, at the time and on the date of delivery as confirmed in the records of such courier service; or (d) at such time and date as delivery by personal delivery or courier is refused by the addressee upon presentation; in each case provided that if such receipt occurred on a non-business day, then notice shall be deemed to have been received on the next following business day; and provided further that where any notice, demand, request or other communication is provided by any party by email, such party shall also provide a copy of such notice, demand, request or other communication by using one of the other methods. 13.2.2 All such notices, demands, requests and other communications shall be sent to the addresses set out in the Individual Terms. 13.3 Assignment 13.3.1 Neither Party may, wholly or partly, assign, pledge or otherwise dispose of its rights and/or obligations under this Agreement without the other Party’s prior written consent. 13.4 Waiver Neither Party shall be deprived of any right under this Agreement because of its failure to exercise any right under this Agreement or failure to notify the infringing party of a breach in connection with the Agreement. Notwithstanding the foregoing, rules on complaints and limitation periods shall apply. 13.5 Severability In the event any provision of this Agreement is wholly or partly invalid, the validity of the Agreement as a whole shall not be affected and the remaining provisions of the Agreement shall remain valid. To the extent that such invalidity materially affects a Party’s benefit from, or performance under, the Agreement, it shall be reasonably amended. 13.6 Entire Agreement All arrangements, commitments and undertakings in connection with the subject matter of this Agreement (whether written or oral) made before the date of this Agreement are superseded by this Agreement. 13.7 Amendments Any amendment or addition to this Agreement must be made in writing and signed by the Parties to be valid.

Schedule 2 – General Terms and Conditions 8(9) 13.8 Survival If this Agreement is terminated or expires pursuant to the terms in the Individual Terms, Section 12 (Confidential Information), Section 13.9 (Protection of Personal Data), Section 14 (Governing Law), Section 15 (Dispute Resolution) as well as this Section 13.8, shall survive any termination or expiration and remain in force as between the Parties after such termination or expiration. 13.9 Protection of Personal Data The Parties shall conduct any processing of Personal Data in compliance with applicable national, federal, state, and international laws and regulations of the intended markets (markets listed in the Appendix 1.09 of Development Service Agreement entered into by N ingbo Geely Automobile Research & Development Co., Ltd and Polestar Performance AB with contract number: GEE21-012) relating to such Personal Data now or hereafter in effect. The Parties acknowledge that the intention is that neither Party will process Personal Data on behalf of the other Party under or in connection with this Agreement. Notwithstanding this Section 13.9 if either Party anticipates that a Party will process Personal Data on behalf of the other Party in connection with this Agreement, that Party shall promptly notify the other Party of that fact. To the extent necessary, the Parties to this Agreement shall then negotiate in good faith amending this Agreement to permit the processing of Personal Data is performed in a way that complies with applicable laws, and neither Party shall process Personal Data on behalf of the other until this Agreement has been so amended or supplemented. 14. GOVERNING LAW This Agreement and all non-contractual obligations in connection with this Agreement shall be governed by the substantive laws of the People’s Republic of China, without giving regard to its conflict of laws principles. 15. DISPUTE RESOLUTION 15.1 Escalation principles 15.1.1 In case the Parties cannot agree on a joint solution for handling disagreements or disputes, a deadlock situation shall be deemed to have occurred and each Party shall notify the other Party hereof by the means of a deadlock notice and simultaneously send a copy of the notice to the Steering Committee. Upon the receipt of such a deadlock notice, the receiving Party shall within ten (10) days of receipt, prepare and circulate to the other Party a statement setting out its position on the matter in dispute and reasons for adopting such position, and simultaneously send a copy of its statement to the Steering Committee. Each such statement shall be considered by the next regular meeting held by the Steering Committee or in a forum meeting specifically called upon by either Party for the settlement of the issue. 15.1.2 The members of the Steering Committee shall use reasonable endeavours to resolve a deadlock situation in good faith. As part thereof, the Steering Committee may request the Parties to in good faith develop and agree on a plan to resolve or address the breach, to be presented for the Steering Committee without undue delay. If the Steering Committee agrees upon a resolution or disposition of the matter, the Parties shall agree in writing on terms of such resolution or disposition and the Parties shall procure that such resolution or disposition is fully and promptly carried into effect.

Schedule 2 – General Terms and Conditions 9(9) 15.1.3 If the Steering Committee cannot settle the deadlock within thirty (30) days from the deadlock notice pursuant to the section above, despite using reasonable endeavours to do so, such deadlock will be referred to the Strategic Board for decision. Should the matter not have been resolved by the Strategic Board within thirty (30) days counting from when the matter was referred to them, despite using reasonable endeavours to do so, the matter shall be resolved in accordance with Section 15.2 below. If no Steering Committee has been established between the Parties, the relevant issue shall be referred to the General Counsels of each Party immediately and Section 15.1.2 above shall not apply. 15.1.4 If the General Counsels of each Party cannot settle the deadlock within 30 days from the deadlock notice pursuant to the section above, despite using reasonable endeavours to do so, such deadlock will be referred to the Strategic Board for decision. Should the matter not have been resolved by the Strategic Board within 30 days counting from when the matter was referred to them, despite using reasonable endeavours to do so, the matter shall be resolved in accordance with Section 15.2 below. 15.1.5 All notices and communications exchanged in the course of a deadlock resolution proceeding shall be considered Confidential Information of each Party and be subject to the confidentiality undertaking in Section 12 above. 15.1.6 Notwithstanding the above, the Parties agree that either Party may disregard the time frames set forth in this Section 15.1 and apply shorter time frames and/or escalate an issue directly to the Strategic Board in the event the escalated issue is of an urgent character and where the applicable time frames set out above are not appropriate. 15.2 Arbitration 1.1.1 Any dispute, controversy or claim arising out of or in connection with this Agreement, or the breach, termination or invalidity thereof, shall, be submitted to China International Economic and Trade Arbitration Committee (“CIETAC”) for arbitration, which shall be held in Shanghai and conducted in accordance with the CIETAC’s arbitration rules in effect at the time of applying for arbitration, whereas the language to be used in the arbitral proceedings shall be English and Chinese. The arbitral tribunal shall be composed of three arbitrators. 15.2.1 Irrespective of any discussions or disputes between the Parties, each Party shall always continue to fulfil its undertakings under this Agreement unless an arbitral tribunal or court (as the case may be) decides otherwise. 15.2.2 In any arbitration proceeding, any legal proceeding to enforce any arbitration award, or any other legal proceedings between the Parties relating to this Agreement, each Party expressly waives the defence of sovereign immunity and any other defence based on the fact or allegation that it is an agency or instrumentality of a sovereign state. Such waiver includes a waiver of any defence of sovereign immunity in respect of enforcement of arbitral awards and/or sovereign immunity from execution over any of its assets. 15.2.3 All arbitral proceedings as well as any and all information, documentation and materials in any form disclosed in the proceedings shall be strictly confidential.